Exhibit 99.1

NEWS RELEASE

Coeur Announces Commencement of Exchange Offer

Chicago, Illinois – April 10, 2014 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced its offer to exchange certain of its outstanding unregistered notes for new registered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, Coeur is offering to exchange (the “Exchange Offer”) up to $150,000,000 aggregate principal amount of its 7.875% Senior Notes due 2021 registered under the Securities Act of 1933 (the “Exchange Notes”) for a like principal amount of its outstanding 7.875% Senior Notes due 2021 issued on March 12, 2014.

The Exchange Offer will expire at 5:00 p.m., Eastern time, on May 9, 2014, unless extended (such date and time, as may be extended, the “Expiration Date”). The Exchange Offer is made only pursuant to Coeur’s prospectus dated April 10, 2014, which has been filed with the Securities and Exchange Commission. Coeur has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, The Bank of New York Mellon, by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Adam DeCapio.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated April 10, 2014, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, Coeur’s intention to complete the Exchange Offer in accordance with the terms and timetable described herein.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves and future production, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, complete the Exchange Offer in accordance with its expected timetable, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information:

Bridget Freas, Director, Investor Relations

(312) 489-5819

Donna Mirandola, Director, Corporate Communications

(312) 489-5842